Exhibit 4.1

EXECUTION VERSION

HAT HOLDINGS I LLC

AND

HAT HOLDINGS II LLC,

as Companies

AND

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

AND THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO,

as Guarantors

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of August 11, 2023

3.750% Green Exchangeable Senior Unsecured Notes due 2028

i

ARTICLE 5

[RESERVED]

ARTICLE 9

[RESERVED]

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Holders	51
Section 10.02.	Supplemental Indentures with Consent of Holders	52
Section 10.03.	Effect of Amendment, Supplement and Waiver	54
Section 10.04.	Notation on Notes	54
Section 10.05.	Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee	54

ARTICLE 11
CONSOLIDATION, MERGER AND SALE

Section 11.01.	Companies and HASI May Consolidate, Etc. on Certain Terms	54
Section 11.02.	Successor Corporation to Be Substituted	55
Section 11.03.	Opinion of Counsel to Be Given to Trustee	55

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture, Notes and Guarantees Solely Corporate Obligations	56

ARTICLE 13
GUARANTEE

Section 13.01.	Guarantee	56
Section 13.02.	Execution and Delivery	58
Section 13.03.	Release of Guarantees	58
Section 13.04.	Limitation on Guarantor Liability	59
Section 13.05.	Subrogation	59
Section 13.06.	Benefits Acknowledged	59

ARTICLE 14
EXCHANGE OF NOTES

Section 14.01.	Exchange Privilege	59
Section 14.02.	Exchange Procedure; Settlement Upon Exchange	63
Section 14.03.	Increase in Exchange Rate Upon Exchange in Connection with a Make Whole Fundamental Change	70
Section 14.04.	Adjustment of Exchange Rate	72
Section 14.05.	Adjustments of Prices	82
Section 14.06.	Shares To Be Fully Reserved	82
Section 14.07.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	82

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Indenture	B-1

v

INDENTURE dated as of August 11, 2023 among HAT Holdings I LLC and HAT Holdings II LLC, each a Maryland limited liability company, as issuers (the “Companies”, as more fully set forth in Section 1.01), Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (“HASI”) and the Guarantors listed on the signature pages hereto, and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for their lawful corporate purposes, the Companies have duly authorized the issuance of their 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Notes”), initially in an aggregate principal amount of $402,500,000, and each of the Guarantors has duly authorized the issuance of its Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Companies and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Companies and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Companies, and this Indenture the valid, binding and legal obligations of the Companies and the Guarantors, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Companies and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a) and shall include, for the avoidance of doubt, any Additional Shares pursuant to Section 16.06.

“Adequate Cash Exchange Provisions” shall have the meaning specified in Section 15.02(e).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Companies to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Companies shall, jointly, initially act as the Bid Solicitation Agent.

“Board of Directors” means, with respect to any Company or any Guarantor, the board of directors of such Company or such Guarantor, as the case may be, or a committee of such board duly authorized to act for it with respect to the relevant matter.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Company or HASI, as the case may be, to have been duly adopted by the applicable Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Cash Settlement” shall have the meaning provided in Section 14.02(a).

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning provided in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of HASI, $0.01 par value per share, subject to Section 14.07.

“Companies” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include their successors and assigns.

“Company Order” means a written order of any Company, signed by an Officer of such Company.

“Corporate Trust Office” means the corporate trust office of the Trustee located at U.S. Bank Trust Company, National Association, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103, Attention: Global Corporate Trust – HAT Holdings I LLC and HAT Holdings II LLC, or such other office in the continental United States, designated by the Trustee by written notice to the Companies, at which at any particular time its corporate trust business shall be administered; provided, however, for purposes of Sections 2.05 and 4.02, such address shall be U.S. Bank Trust Company, National Association, 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust – HAT Holdings I LLC and HAT Holdings II LLC.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 60 consecutive VWAP Trading Days during the relevant Observation Period, 1/60th of the product of (i) the Exchange Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 60 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 60 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Exchange Value for such VWAP Trading Day; and

(b) if the Daily Exchange Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 60 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HASI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized independent investment banking firm retained for this purpose by the Companies). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, Fundamental Change Repurchase Price, consideration due upon exchange, principal and interest) that are payable but are not punctually paid or duly provided for.

“Default Settlement Method” means, initially, Physical Settlement; provided that the Companies may, from time to time prior to April 15, 2028, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Exchange Agent (if other than the Trustee), all in accordance with, and subject to, the last paragraph of Section 14.02(a)(ii).

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“effective date” means the first date on which shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Effective Date” shall have the meaning specified in Section 14.03(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from HASI or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Consideration” shall have the meaning specified in Section 14.02(j).

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Election” shall have the meaning specified in Section 14.02(j).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means as of any date, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Existing Exchangeable Notes” means the 0% Green Exchangeable Notes due 2025, co-issued by the Companies and guaranteed by HASI and the Issue Date Subsidiary Guarantors, pursuant to the Indenture, dated as of April 13, 2022, as amended and supplemented.

“Existing Senior Notes” means collectively, (a) the 6.00% Senior Notes due 2025, co-issued by the Companies and guaranteed by HASI and the Issue Date Subsidiary Guarantors, pursuant to the Indenture, dated as of April 21, 2020, as amended and supplemented, (b) the 3.375% Senior Notes due 2026, co-issued by the Companies and guaranteed by HASI and the Issue Date Subsidiary Guarantors, pursuant to the Indenture, dated as of June 28, 2021, as amended and supplemented and (c) the 3.75% Senior Notes due 2030, co-issued by the Companies and guaranteed by HASI and the Issue Date Subsidiary Guarantors, pursuant to the Indenture, dated as of August 25, 2020, as amended and supplemented.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)

any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than HASI or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b)

the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between HASI and another Person (other than any of HASI’s Subsidiaries), in each case pursuant to which the outstanding Common Stock shall be converted into, or exchanged for, cash, securities or other property or assets, other than a transaction (i) that results in the holders of all classes of HASI’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of all classes of Common Equity of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change HASI’s jurisdiction of incorporation or to form a holding company for HASI that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale, lease, transfer or other disposition in one transaction or a series of transactions of all or substantially all of the assets of HASI and its Subsidiaries, on a consolidated basis, to another Person (other than any of the Companies’ or HASI’s direct or indirect wholly-owned Subsidiaries);

(c)	HASI’s stockholders approve any plan or proposal for the liquidation or dissolution of HASI (other than in a transaction described in clause (b) above);

(d)

a Company (or any successor thereto following any merger, consolidation or similar transaction) ceases to be controlled, directly or indirectly, by HASI (or any successor thereto following any merger, consolidation or similar transaction); or

(e)	the Common Stock ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (a) or (b) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (a) or (b) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become exchangeable into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 14.02, 14.03 and 14.06 hereof), such event shall not be a “Fundamental Change.”

If any transaction in which the Common Stock is replaced by Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso in the immediately preceding paragraph of this definition, following the effective date of such transaction), references to HASI in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(a).

“Guarantee” means the joint and several guarantees of the Companies’ obligations under this Indenture and the Notes, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantor” means each of HASI and the Issue Date Subsidiary Guarantors until such time as any such Guarantor shall be released and relieved of its obligations pursuant to Section 13.03 of this Indenture.

“HASI” shall have the meaning specified in the first paragraph of the recitals of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register. The registered Holder of a Note shall be treated as its owner for all purposes.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Dividend Threshold” shall have the meaning specified in Section 14.04(d).

“Initial Purchasers” means each of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., RBC Capital Markets, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Truist Securities, Inc., Wells Fargo Securities, LLC and SMBC Nikko Securities America, Inc.

“Interest Payment Date” means February 15 and August 15 of each year, beginning on February 15, 2024.

“Issue Date” means August 11, 2023.

“Issue Date Subsidiary Guarantors” means Hannon Armstrong Sustainable Infrastructure, L.P. and Hannon Armstrong Capital, LLC.

“Last Reported Sale Price” per share of Common Stock on any date means:

(a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b) if the Common Stock is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Companies for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the exclusion in section (x)(i) of clause (b) of the definition thereof.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means:

(a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means August 15, 2028.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Exchange” shall have the meaning specified in Section 14.02(b)(ii)(A).

“Notice of Redemption” shall have the meaning specified in Section 16.02(a).

“Non-Recourse Indebtedness” means indebtedness of a Subsidiary of HASI that is not either Company or any Issue Date Subsidiary Guarantor, with respect to which recourse for payment is limited to assets of such Subsidiary encumbered by a lien securing such indebtedness but for which recourse shall not extend to any other Subsidiary’s general credit, it being understood that the instruments governing such indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to such Subsidiary for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, environmental liabilities, tax indemnities and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in project financing transactions.

“Observation Period” with respect to any Note surrendered for exchange means:

(a) subject to clause (b) below, if the relevant Exchange Date occurs prior to April 15, 2028, the 60 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Exchange Date;

(b) if the relevant Exchange Date occurs on or after the Companies’ issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Redemption Date, the 60 consecutive VWAP Trading Day period beginning on, and including, the 61st Scheduled Trading Day immediately preceding such Redemption Date; and

(c) subject to clause (b) above, if the relevant Exchange Date occurs on or after April 15, 2028, the 60 consecutive VWAP Trading Day period beginning on, and including, the 61st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum, dated August 7, 2023, relating to the offering and sale of the Notes, as supplemented by the related pricing term sheet, dated August 7, 2023.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of such Person.

“Officer’s Certificate” when used with respect to the Companies or any Guarantor means a certificate signed on behalf of the Companies or such Guarantor by an Officer thereof that meets the requirements of Section 17.06.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 17.06. The counsel may be an employee of or counsel to either of the Companies, HASI or any Subsidiary of HASI.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Companies) or shall have been set aside and segregated in trust by the Companies (if the Companies shall act as their own Paying Agent);

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e) Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f) Notes redeemed pursuant to Article 16.

“Ownership Limitations” means the restrictions on ownership and transfer of HASI’s stock contained in the Articles of Amendment and Restatement of HASI, as amended or amended and restated from time to time.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Settlement” shall have the meaning provided in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by HASI’s Board of Directors, statute, contract or otherwise).

“Redemption” means the redemption of any Note by the Companies pursuant to Article 16.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Companies send the Notice of Redemption to the applicable Holders for such Redemption pursuant to Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the interest accrued to, but not including, such Interest Payment Date will be paid to the Holder as of the close of business on such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the Redemption Price will be equal to 100% of the principal amount of Notes to be redeemed). For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but not including, such Interest Payment Date will be paid, in accordance with Section 17.07, on the next Business Day to Holders at the close of business on the immediately preceding Regular Record Date, and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but not including, such Redemption Date.

“Redemption Reference Price” means, for any exchange of Notes in connection with a Redemption, the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registration Default” shall have the meaning specified in the Registration Rights Agreement.

“Registration Default Additional Interest” means the “Additional Interest” payable pursuant to Section 7 of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 11, 2023, among the Companies, HASI and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as the representatives of the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“REIT” means a real estate investment trust qualified and taxed under Sections 856 through 860 of the Code.

“Relevant Stock Exchange” means the New York Stock Exchange or, if the Common Stock (or other security for which a Last Reported Sale Price or the Daily VWAP, as the case may be, must be determined) is not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the corporate trust division (or any successor division or unit) of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee, located at the Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation Event” shall have the meaning specified in Section 14.11.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Companies.

“Settlement Method Election Deadline” has the meaning specified in Section 14.02(a)(ii).

“Significant Subsidiary” means a Subsidiary of HASI that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Specified Dollar Amount” means, with respect to any exchange of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified by the Companies (or deemed specified) in the notice specifying the Companies’ chosen Settlement Method.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person:

(a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person; and

(b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interest or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person, in each case, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Subsidiary of HASI that is a Guarantor.

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Successor Parent Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which:

(a) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and

(b) a Last Reported Sale Price per share of Common Stock (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange or such other market;

provided, that, if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers the Companies select for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Exchange Rate on such day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a) there is no Market Disruption Event; and

(b) trading in the Common Stock generally occurs on the Relevant Stock Exchange.

If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “3.750% Green Exchangeable Senior Unsecured Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $402,500,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Companies, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts(a) . (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Companies maintained by the Companies for such purposes, which shall initially be the Corporate Trust Office. The Companies shall pay interest:

(i) on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $2,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to an account within the United States designated by such Holder in a written application delivered by such Holder to the Trustee and the Paying Agent not later than the relevant Regular Record Date, which application shall remain in effect until the Holder notifies the Trustee, the Paying Agent and the Note Registrar to the contrary in writing; and

(ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Companies, at their election in each case, as provided in clause (i) or (ii) below:

(i) The Companies may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Companies shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Companies shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Companies shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Companies shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Companies, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Companies may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after written notice given by the Companies to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, the nature, extent, or calculation of the amount of Defaulted Amounts owed, or the method employed in such calculation of the Defaulted Amounts.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of each of the Companies by the manual or facsimile signature of at least one of their respective Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Companies may deliver Notes executed by the Companies to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes and any other documents required under Section 17.06 hereof, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Companies hereunder. For the avoidance of doubt, the Trustee shall not be obligated to authenticate a Note unless and until it has received a Company Order pursuant to Section 17.06.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Companies shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Companies who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Companies, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Companies; and any Note may be signed on behalf of the Companies by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Companies, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Companies shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Companies designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Companies shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Companies may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Companies shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Companies pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Companies shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange for cash, shares of Common Stock or a combination thereof shall (if so required by the Companies, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Companies and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Companies, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Companies or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(d) or Section 14.02(e).

None of the Companies, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange for cash, shares of Common Stock or a combination thereof or, if a portion of any Note is surrendered for exchange for cash, shares of Common Stock or a combination thereof, such portion thereof surrendered for exchange for cash, shares of Common Stock or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes, or a portion of any Note, surrendered for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Companies, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any shares of Common Stock delivered upon exchange of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Companies, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, delivered upon exchange thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless otherwise agreed by the Companies in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., AND

(2) AGREES FOR THE BENEFIT OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (THE “COMPANY”), HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC (COLLECTIVELY, “HAT HOLDINGS”) THAT IT WILL NOT (X) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR (Y) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER ANY COMMON STOCK DELIVERABLE UPON ANY EXCHANGE OF THIS SECURITY OR ANY BENEFICIAL INTEREST THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (I) ONE YEAR AFTER THE DATE ON WHICH SUCH EXCHANGE OCCURS, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EACH CASE, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (INCLUDING HAT HOLDINGS), OR

(B) IN THE CASE OF THE COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY, PURSUANT TO, AND IN ACCORDANCE WITH, AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THE COMMON STOCK DELIVERABLE UPON EXCHANGE OF THIS SECURITY, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF THE COMPANY, OR

(D) IN THE CASE OF THE COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY, PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, HAT HOLDINGS, THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR HAT HOLDINGS AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR HAT HOLDINGS DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Companies initially appoint The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(x) the Depositary (i) notifies the Companies at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(y) there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note, the Companies shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Companies, the Guarantors, the Trustee and any agent of the Companies, the Guarantors or the Trustee shall have any responsibility or liability to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or any other Person for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Companies, the Guarantors, the Trustee nor any of their respective agents shall have any responsibility or liability for any act or omission of the Depositary. Except as otherwise specified in this Indenture, the Notes or the Registration Rights Agreement, all notices and communications to be given to the Holders and all payments to be made to the Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note), and the rights of the beneficial owners in any Global Note shall be exercised only through the Depositary, subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, its participants and any beneficial owners.

(c) Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the delivery date of the relevant shares of Common Stock, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any stock certificate representing shares of Common Stock delivered upon exchange of a Note shall bear a legend in substantially the following form (unless such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Companies in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., AND

(2) AGREES FOR THE BENEFIT OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (THE “COMPANY”) AND HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE DATE ON WHICH SUCH EXCHANGE OCCURS OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (INCLUDING HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC), OR

(B) PURSUANT TO, AND IN ACCORDANCE WITH, AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF THE COMPANY, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, HAT HOLDINGS I LLC, HAT HOLDINGS II LLC, THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

(d) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.05(c).

(e) Any shares of Common Stock delivered upon the exchange of a Note that is purchased or owned by an Affiliate of HASI (or any Person who was an Affiliate of HASI at any time during the three months preceding) may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such shares of Common Stock no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, any applicable state securities laws or other applicable laws.

(g) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Companies in their discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Companies, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Companies, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Companies and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Companies or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature, is subject to Redemption, or has been surrendered for repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Companies may, in their sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Companies, to the Trustee and, if applicable, to any Paying Agent or Exchange Agent such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such payment or exchange, and, in every case of destruction, loss or theft, evidence satisfactory to the Companies, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Companies, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Certificated Notes, the Companies may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Companies, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Companies. Every such temporary Note shall be executed by the Companies and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Companies shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Companies pursuant to Section 4.02 and upon receipt of a Company Order, the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Companies at their own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Exchanged, Etc. The Companies shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), registration of transfer or exchange, or exchange for cash, shares of Common Stock or a combination thereof (subject to the provisions of Section 14.02(j)), if surrendered to any Person other than the Trustee (including any of the Companies’ agents or Subsidiaries), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, redemption, repurchase, registration of transfer or exchange, or exchange for cash, shares of Common Stock or a combination thereof (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee for cancellation shall be cancelled promptly by it. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. If HASI, any of the Companies or any of HASI’s Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Companies in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Companies shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Purchases. (a) The Companies may, from time to time, without the consent of, or notice to, the Holders, issue additional Notes under this Indenture with the same terms and with the same CUSIP number as the Notes issued on the Issue Date (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, the initial Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Such Notes issued on the Issue Date and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Companies shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.

(b) The Companies may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Companies), repurchase Notes in the open market or otherwise, whether by HASI, the Companies or HASI’s other Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Companies shall cause any Notes so repurchased (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this Indenture upon this repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Companies contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Companies, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(A) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Companies and thereafter repaid to the Companies or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or

(B) the Companies or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, upon Redemption or at any Fundamental Change Repurchase Date, and/or (ii) have been exchanged (and the related Settlement Amounts have been determined), cash or cash and/or shares of Common Stock (solely to satisfy the Companies’ Exchange Obligations), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all exchanges, as the case may be, and pay all other sums due and payable under this Indenture by the Companies and the Guarantors; and

(ii) the Companies have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Companies and the Guarantors to the Trustee under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Trustee pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANIES AND HASI

Section 4.01. Payment of Principal, Settlement Amounts and Interest. The Companies covenant and agree that they will jointly and severally pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed upon exchange of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amounts and interest shall be considered paid on the date due if the Paying Agent, if other than the Companies or a Guarantor, holds as of 10:00 a.m., New York City time, on the due date money deposited by a Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, Settlement Amounts and interest then due; provided, that, to the extent such deposit is received by the Paying Agent, if other than the Companies or a Guarantor, after 10:00 a.m., New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day. Unless such Paying Agent is the Trustee, the Companies will promptly notify the Trustee in writing of any failure to take such action.

The Companies shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and overdue Settlement Amounts owed on exchange to the extent they include cash, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency. The Companies shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Companies in respect of the Notes and this Indenture may be served. The Companies shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Companies shall, at all times, maintain an office or agency in the continental United States to serve as the Companies’ Paying Agent and Exchange Agent for the Notes. If at any time the Companies shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Companies may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Companies shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Companies shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Companies hereby appoint the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and designate the Corporate Trust Office of the Trustee as one such office or agency of the Companies. In acting hereunder and in connection with the Notes, the Paying Agent, the Exchange Agent, the Custodian and the Note Registrar shall act solely as agent of the Companies and will not assume any fiduciary duty or other obligation towards or relationship of agency or trust for or with any of the beneficial owners or Holders of the Notes.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Companies, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Companies shall appoint a Paying Agent other than the Trustee, the Companies will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Companies to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b) If the Companies shall act as their own Paying Agent, they will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), cash portion of the Settlement Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Companies to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Companies may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by any Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by any Company or any Paying Agent to the Trustee, such Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to applicable escheat laws, any money deposited with the Trustee, the Exchange Agent or any Paying Agent, or then held by any Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on exchange to the extent they include cash, or interest has become due and payable shall be paid to the Companies on request of the Companies contained in an Officer’s Certificate, or (if then held by any Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Companies and the Guarantors for payment thereof, and all liability of the Trustee, the Exchange Agent or such Paying Agent with respect to such trust money, and all liability of the Companies as trustee thereof, shall thereupon cease.

Section 4.05. [Reserved].

Section 4.06. Rule 144A Information Requirement; Reporting; and Registration Default Additional Interest. (a) For as long as any Notes are outstanding hereunder, at any time HASI is not subject to Sections 13 and 15(d) of the Exchange Act, HASI and the Companies shall, so long as any of the Notes or any shares of Common Stock deliverable upon exchange of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock deliverable upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock, as the case may be, pursuant to Rule 144A (as such rule may be amended from time to time).

(b) The Companies and HASI shall provide to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that HASI is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, the Companies shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which HASI is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission. Any such document or report that HASI files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c) Delivery of the reports, information and documents described in Section 4.06(a) and (b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Companies’ and/or the Guarantors’ compliance with any of the Companies’ and/or the Guarantors’ covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Companies’ and/or the Guarantors’ compliance with such covenants or to determine whether any reports or other documents have been filed with the Commission or via the Commission’s EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls.

(d) Subject to Section 4.06(e) and Section 6.03(b), if a Registration Default occurs under the Registration Rights Agreement, the Companies shall pay the Registration Default Additional Interest in accordance with the Registration Rights Agreement.

(e) Registration Default Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the manner specified in Section 2.03(b) and shall be in addition to any Additional Interest that may accrue, at the Companies’ election, as the sole remedy relating to the failure to comply with the Companies’ obligations under Section 4.06(b).

(f) If Additional Interest is payable by the Companies pursuant to Section 4.06(d) or Section 6.03(a), the Companies shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Companies have paid Additional Interest directly to the Persons entitled to it, the Companies shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. No Rights as Stockholders. Holders of Notes, as such, will not have any rights as stockholders of HASI or the Companies (including, without limitation, voting rights and rights to receive any dividends or other distributions on Common Stock).

Section 4.08. Stay, Extension and Usury Laws. Each of the Companies and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Companies (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults.

(a) The Companies shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Companies (which fiscal year ends on December 31), an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Companies they would normally have knowledge of any Default by the Companies or Guarantors and whether or not the signers know of any default that occurred during the fiscal year. If they do, the certificate shall describe the Default, its status and what action the Companies are taking or proposes to take with respect thereto.

(b) The Companies shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate as soon as possible, and in any event within 30 days after an Officer of the Companies becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Companies are taking or propose to take with respect thereto.

ARTICLE 5

[RESERVED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of the principal amount of any Note (including the Fundamental Change Repurchase Price and the Redemption Price) when due and payable on the Maturity Date, upon required repurchase, upon a Redemption, upon declaration of acceleration or otherwise;

(c) failure by the Companies to comply with their obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right, which failure continues for three Business Days;

(d) failure by the Companies or HASI to comply with their or its obligations under Article 11;

(e) failure by the Companies to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b), in each case when due;

(f) failure by either Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Companies to comply with any of the other agreements of any Company or any Guarantor contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically provided for), which notice shall state that it is a “Notice of Default” under this Indenture;

(g) default following the failure to pay beyond any applicable grace period, or resulting in the acceleration of, indebtedness (other than Non-Recourse Indebtedness) of a Company, HASI or any other Subsidiary of HASI where the aggregate principal amount with respect to which the default has occurred is greater than $50,000,000 (or its foreign currency equivalent at the time);

(h) either Company, HASI, any Issue Date Subsidiary Guarantor or any Significant Subsidiary of HASI shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of such Person’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Person, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay such Person’s debts as they become due;

(i) an involuntary case or other proceeding shall be commenced against either Company, HASI, any Issue Date Subsidiary Guarantor or any Significant Subsidiary of HASI seeking liquidation, reorganization or other relief with respect to such Person or such Person’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of such Person’s property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

(j) the Guarantee by HASI or by any of the Issue Date Subsidiary Guarantors that is a Significant Subsidiary of HASI shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Guarantee.

The Companies will deliver to the Trustee, within 20 days after it occurs, written notice in the form of an Officer’s Certificate of any event of which the Companies are aware which with the giving of notice and the lapse of time would become an Event of Default under clause (h) or (i), its status and what action the Companies are taking or proposes to take with respect to it.

Section 6.02. Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to HASI or the Companies), either the Trustee by notice in writing to the Companies, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Companies (and to the Trustee if such notice is given by the Holders) and the Trustee, at the written request of such Holders, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to HASI or the Companies occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

Section 6.03. Additional Interest.

(a) Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Companies elect, the sole remedy for an Event of Default relating to the Companies’ failure to comply with their obligations as set forth in Section 4.06(b) shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes (subject to Section 6.03(b)) at a rate equal to: 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the day on which such Event of Default first occurred and during which such Event of Default is continuing (and is neither waived nor cured).

(b) If the Companies so elect, Additional Interest payable pursuant to Section 6.03(a) above shall be in addition to any Registration Default Additional Interest that may accrue pursuant to Section 4.06(d).

(c) On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Companies do not elect to pay Additional Interest following an Event of Default relating to the Companies’ failure to comply with their obligations as set forth in Section 4.06(b) in accordance with this Section 6.03, or the Companies have elected to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

(d) In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Companies’ failure to comply with their obligations as set forth in Section 4.06(b), the Companies must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 180-day period. Upon the Companies’ failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Companies shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price or the Fundamental Change Repurchase Price, if applicable), satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Companies shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Companies, the Guarantors or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Companies, the Guarantors or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Companies or any Guarantor under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Companies or any Guarantor, or the property of the Companies or any Guarantor, or in the event of any other judicial proceedings relative to the Companies or any Guarantor, or to the creditors or property of the Companies or any Guarantor, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Companies or any Guarantor, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Companies, the Guarantors, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Companies, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee, including its agents and counsel, under this Indenture, including, without limitation, Section 7.06 hereof;

SECOND: to the payment of the amounts then due and unpaid for principal of, the Redemption Price (if applicable) and the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Companies.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon exchange of any Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, claim, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security and/or indemnity; and

(e) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use prejudices the rights of another Holder or obtains a preference or priority over another Holder.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit against the Companies for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates shall not be amended without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a) The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes or the Guarantees; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any such action pursuant to this Section 6.09(a), the Trustee shall be entitled to indemnification and/or security satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes) any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i) a default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

(ii) a failure by the Companies to deliver the consideration due upon exchange of the Notes; or

(iii) with respect to a Default or Event of Default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each affected Holder;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee have been paid.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (as provided in Section 7.02(l)), the Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer. Except in the case of a Default in the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, executive committee or a trust committee of directors and/or a Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon exchange.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee.

(a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such certificates and opinions, including mathematical calculations or other facts stated therein).

(b) In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Certain Rights of the Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Companies or any Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Companies or any Guarantor, as the case may be;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of any Company, personally or by agent or attorney at the expense of such Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture;

(i) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be responsible or liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(j) the Trustee may request that the Companies or any Guarantor deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(k) in no event shall the Trustee be liable or responsible for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Companies or by any Holder at the Corporate Trust Office of the Trustee and such notice references the Notes, the Companies and this Indenture;

(m) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by any Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(n) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(o) in the absence of written investment direction from the Companies, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Companies;

(p) the rights and protections afforded to the Trustee under this Indenture, including, without limitation, its right to be indemnified pursuant to this Article 7, shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, in its capacities as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder;

(q) subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability, claim and expense which might be incurred by it in compliance with such request or direction;

(r) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(s) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Companies, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Companies of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes . The Trustee, any Paying Agent, any Exchange Agent, the Custodian or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Custodian or Note Registrar.

Section 7.05. Monies To Be Held in Trust . All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Companies and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Companies and the Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Companies, and the Companies will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by the Trustee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Companies and the Guarantors, jointly and severally, covenant and agree to indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees, agents, successors and assigns) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including court costs and reasonable attorneys’ fees) incurred without gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Trustee, its officers, directors, agents, employees, successors or assigns, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture and the enforcement of this Indenture (including this Section 7.06) or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Companies, a Holder or any other Person) or liability in connection with exercise or performance of any of their powers or duties hereunder or of enforcing this Indenture against any of the Companies or any of the Guarantors (including this Section 7.06). The obligations of the Companies and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Companies and to secure the Companies’ payment obligations under this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as the Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes. The obligations of the Companies and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee. The Companies need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and any successor Trustee hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Companies and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Companies shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Companies, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Companies, upon ten Business Days’ notice to the Companies and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Companies or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Companies or by any such Holder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Companies may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction, at the expense of the Companies, for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Companies of such nomination the Companies object thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Companies, upon ten Business Days’ notice to the Companies and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Companies and to their predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Companies or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Companies and Guarantors shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Companies and the successor trustee, at the written direction and at the expense of the Companies, shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Companies fail to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Companies.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Companies. Any application by the Trustee for written instructions from the Companies (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

Section 7.14. Limitation on Trustee’s Liability. Except as provided in this Article, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Companies and the Guarantors for payment or satisfaction thereof.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Companies or the Trustee solicit the taking of any action by the Holders of the Notes, the Companies or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Companies, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Companies or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Companies nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Companies, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by HASI or the Companies, or by any Subsidiary or Affiliate of HASI or the Companies, shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not either of the Companies or any Affiliate of either of the Companies. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Companies shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Companies to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Companies, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture, the Notes or the Guarantees, including to make any other change that does not adversely affect the rights of any Holder in any material respect;

(b) provide for the assumption by a Successor Company or a Successor Parent, as the case may be, of the obligations of the relevant Company or HASI, as applicable, under this Indenture, the Notes or its Guarantee in accordance with Article 11;

(c) add additional Guarantees with respect to the Notes;

(d) [Reserved];

(e) secure the Notes or the Guarantees;

(f) add to the covenants or Events of Default of the Companies or HASI that HASI’s Board of Directors considers to be for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Companies or HASI;

(g) make any change that does not adversely affect the rights of any Holder, as determined by HASI’s Board of Directors and evidenced by a Board Resolution of HASI delivered to the Trustee;

(h) in connection with any Specified Corporate Event, provide that the Notes are exchangeable for Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(i) evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate;

(j) conform the provisions of this Indenture, the Guarantees or the Notes to the descriptions thereof in the Offering Memorandum;

(k) irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the Companies’ right to elect a Settlement Method; provided that no such election or elimination shall affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions of Article 14;

(l) provide for the issuance of additional Notes in accordance with Section 2.10(a); or

(m) comply with the Applicable Procedures.

Upon the written request of the Companies, the Trustee is hereby authorized to join with the Companies and the Guarantors in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties, privileges, liabilities or immunities under this Indenture or otherwise.

Section 10.02. Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Companies, the Guarantors and the Trustee may from time to time and at any time amend or supplement this Indenture, the Notes and the Guarantees with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Companies to deliver the consideration due upon exchange of the Notes) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e) impair or adversely affect the right of Holders to exchange Notes or otherwise modify the provisions with respect to exchange, or reduce the Exchange Rate (subject to such modifications as are required under this Indenture);

(f) reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Companies’ obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(h) change the ranking of the Notes in a manner that is adverse to the rights of the Holders;

(i) amend the right of any Holder to institute suit for the enforcement of any payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and consideration due upon exchange of, its Notes, on or after the respective due dates expressed or provided for in this Indenture;

(j) make any change in this Article 10 or in the waiver provisions (including in Section 6.09), in each case, that requires each Holder’s consent;

(k) release HASI from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(l) release all or substantially all of the value of the Guarantees, except in accordance with the terms of this Indenture.

Upon the written request of the Companies, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Companies and the Guarantors in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any amendment, supplement or waiver pursuant to Section 10.01 or this Section 10.02 becomes effective, the Companies shall send to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03. Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Companies, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Companies’ expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Companies or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of HASI, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Companies’ expense, be prepared and executed by the Companies, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05. Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of any Company and any Guarantor party thereto, enforceable in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER AND SALE

Section 11.01. Companies and HASI May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Companies and HASI shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease the Companies’ or HASI’s properties and assets substantially as an entirety to another Person, unless:

(a) the relevant Company or HASI, as applicable, shall be the surviving Person or the resulting, surviving or transferee Person (if not the relevant Company, the “Successor Company”, or if not HASI, the “Successor Parent Company”) is a Person, or in the case of HASI, a corporation, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Company or Successor Parent Company (if not the relevant Company or HASI) shall expressly assume (x) by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Company or HASI, as the case may be, under the Notes, HASI’s Guarantee and this Indenture and (y) all of the obligations of such Company or HASI, as the case may be, under the Registration Rights Agreement;

(b) in the case of either Company, if the surviving Person is not the same Person, each Issue Date Subsidiary Guarantor (unless any such Issue Date Subsidiary Guarantor is the surviving Person referred to in clause (a) above) shall have by supplemental indenture confirmed that such Issue Date Subsidiary Guarantor’s Guarantee shall apply to such surviving Person’s obligations under this Indenture and the Notes; and

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 11.02. Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by such Successor Company or such Successor Parent Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price or Redemption Price), accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Registration Rights Agreement to be performed by such Company or HASI, as applicable, under this Indenture or the Registration Rights Agreement, such Successor Company or Successor Parent Company, as applicable, shall succeed to and be substituted for, and may exercise every right and power of, such Company or HASI, as applicable, under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of such Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Company and delivered to the Trustee; and, upon the order of such Successor Company instead of such Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of such Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Persons named as the “Companies” or “HASI” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the relevant Guarantee, as applicable.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Opinion of Counsel to Be Given to Trustee. In the case of an such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of this Article 11 and constitutes the legal, valid and binding obligations of such Company or HASI, as applicable (subject to customary exceptions and assumptions).

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture, Notes and Guarantees Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon Exchange of, any Note or any Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary (other than the Companies), as such, past, present or future, of any Company or any Guarantor or of any of their respective successor corporations or other entities, either directly or through any Company, any Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantees.

ARTICLE 13

GUARANTEE

Section 13.01. Guarantee.

(a) Each Guarantor hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the obligations of the Companies hereunder and thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration, in connection with a Fundamental Change, upon Redemption or otherwise, and interest on the overdue principal amount of and (to the extent permitted by law) any interest on the Notes, and the Settlement Amounts upon exchange will be promptly paid and/or delivered in full when due, and all other obligations of the Companies to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Maturity Date, by acceleration, in connection with a Fundamental Change, upon Redemption or otherwise. Failing payment or performance when so due of any amount or obligation so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantees, and shall entitle the Holders of the Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Companies.

(b) The Guarantors hereby agree that their respective obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Companies, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Companies, any right to require a proceeding first against the Companies, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 13.03.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all compensation, indemnification, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by or due to the Trustee in each of its capacities hereunder or any Holder in enforcing any rights under this Section 13.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to either Company, any Guarantor, or any Custodian, Trustee or other similar official acting in relation to such Company or such Guarantor, any amount paid or delivered by such Company or such Guarantor to the Trustee or such Holder, the relevant Guarantees to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against either Company for liquidation or reorganization, should either Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of either Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) For the avoidance of doubt, the Guarantees with respect to a Note are not exchangeable and shall automatically terminate when such Note is exchanged in accordance with the Indenture.

Section 13.02. Execution and Delivery. The Guarantees shall be evidenced by the execution and delivery of this Indenture or a supplemental indenture and no notation of any Guarantee or any release, termination or discharge thereof need be endorsed on any Note. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes subject to release of such Guarantor and to the termination of its Guarantee as provided in Section 13.03.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 13.03. Release of Guarantees. The Guarantee of a Guarantor shall be automatically and unconditionally released and discharged under this Indenture upon:

(a) in the case of an Issue Date Subsidiary Guarantor, the release or discharge of the guarantee by such Issue Date Subsidiary Guarantor of each of the Existing Senior Notes and the Existing Exchangeable Notes and the Existing Exchangeable Notes; or

(b) the discharge of the Companies’ obligations under this Indenture in accordance with the terms of this Indenture.

In the event that any released Issue Date Subsidiary Guarantor (in the case of Section 13.03(a) above) thereafter is required to provide a guarantee pursuant to terms of the Existing Senior Notes or the Existing Exchangeable Notes, such former Guarantor shall again provide a Guarantee under this Indenture.

At the written request of the Companies or Guarantors and upon delivery of an Officer’s Certificate and Opinion of Counsel, the Trustee shall execute any documents reasonably requested by the Companies or Guarantors in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 13.

Section 13.04. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 13.05. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Companies in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Companies under this Indenture or the Notes shall have been paid in full.

Section 13.06. Benefits Acknowledged. Each Guarantor acknowledges that it will receive benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 14

EXCHANGE OF NOTES

Section 14.01. Exchange Privilege.

(a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion in an Authorized Denomination of such Note:

(i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding April 15, 2028 under the circumstances and during the periods set forth in Section 14.01(b);

(ii) on or after April 15, 2028, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;

in each case, at an initial exchange rate of 36.8494 shares of Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03 or Section 16.06, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Exchange Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding April 15, 2028, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for exchange at any time during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures and conditions described below in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on each such Trading Day.

(A) The Bid Solicitation Agent (if other than the Companies) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Companies have requested such determination, and the Companies shall have no obligation to make such request (or, if the Companies are acting as Bid Solicitation Agent, the Companies shall have no obligation to determine the Trading Price) unless a Holder of at least $1,000,000 principal amount of Notes requests in writing that the Companies make such a determination and provide the Companies with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day. At such time, the Companies shall instruct the Bid Solicitation Agent (if other than the Companies) to determine, or if the Companies are acting as Bid Solicitation Agent, the Companies shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day.

(B) If the Trading Price condition has been met, the Companies shall promptly so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day, the Companies shall promptly so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing.

(C) If the Companies do not, when they are required to, instruct the Bid Solicitation Agent to (or, if the Companies are acting as Bid Solicitation Agent, they do not) obtain bids, or if the Companies give such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Companies are acting as Bid Solicitation Agent, they fail to make such determination), then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on each Trading Day of such failure.

(ii) If, prior to the close of business on the Business Day immediately preceding April 15, 2028, HASI elects to:

(A) distribute to all or substantially all holders of Common Stock any rights, options or warrants (other than any issuance pursuant to a stockholder’s rights agreement or rights plan prior to a Separation Event) entitling them, for a period of not more than 45 calendar days after the record date of such issuance, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock assets, securities or rights, options or warrants to purchase securities (in each case, other than any distribution pursuant to a stockholder’s rights agreement or rights plan prior to a Separation Event), which distribution has a per share value, as reasonably determined by HASI’s Board of Directors, exceeding 10% of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Companies shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing at least 70 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Companies have given such notice, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) HASI’s announcement that such issuance or distribution will not take place.

No Holder may exchange any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of the outstanding Common Stock and solely as a result of holding Notes, without having to exchange its Notes as if such Holder held a number of shares of Common Stock equal to (x) the applicable Exchange Rate multiplied by (y) the principal amount (expressed in thousands) of Notes held by such Holder.

(iii) If, prior to the close of business on the Business Day immediately preceding April 15, 2028:

(A) a transaction or event that constitutes a Fundamental Change occurs;

(B) a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C) HASI is a party to a consolidation, merger or other combination, statutory share exchange or sale, lease or other transfer or disposition of all or substantially all of HASI’s consolidated assets, taken as a whole, in each case, pursuant to which the Common Stock would be exchanged for stock, other securities, other property or assets (including cash or any combination thereof), then, in each case, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for exchange at any time from or after the open of business on the Business Day immediately following the day HASI publicly announces such transaction (even if such transaction has not yet occurred) until the close of business on the 35th Trading Day immediately following the actual effective date of such transaction or, if such transaction constitutes a Fundamental Change (other than a Fundamental Change for which the Companies validly invoke the Adequate Cash Exchange Provisions), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The Companies shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the effective date of any such transaction as promptly as practicable following the date HASI publicly announces such transaction (but in no event later than one Business Day after the effective date of such transaction), and the Companies shall use commercially reasonable efforts to notify Holders in writing prior to such effective date, if practicable.

(iv) Prior to the close of business on the Business Day immediately preceding April 15, 2028, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for exchange at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2023 (and only during such calendar quarter), if the Last Reported Sale Price per share of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day. The Companies shall determine whether the Notes are exchangeable because the condition in this Section 14.01(b)(iv) is met and promptly provide written notice to the Holders, the Trustee and the Exchange Agent (if other than the Trustee).

(v) If the Companies call the Notes for Redemption pursuant to Section 16.01, Holders may exchange any or all of their Notes called for Redemption at any time from, and including, the Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date, or, if the Companies fail to pay the Redemption Price, such later date on which the Companies pay or duly provide for the Redemption Price.

(c) Notwithstanding any other provision of the Notes or this Indenture, no Holder will be entitled to receive Common Stock following exchange of such Notes to the extent (but only to the extent) that receipt of such Common Stock would cause such Holder (either directly or after application of certain constructive ownership rules) to exceed the Ownership Limitations. Any purported delivery of shares of Common Stock upon exchange of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the exchanging holder violating the Ownership Limitations. Any attempted exchange of Notes that would result in the issuance of shares of Common Stock in violation of the Ownership Limitations shall be void to the extent of the number of shares of Common Stock that would cause such violation, and the related Notes, or portions, thereof shall be returned to the Holder as promptly as practical. The Companies shall not have any further obligation to the Holder with respect to such voided exchange and such Notes shall be treated as if they had not been submitted for exchange.

Section 14.02. Exchange Procedure; Settlement Upon Exchange.

(a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Companies shall, at their election, pay or deliver, as the case may be, to the exchanging Holder, in full satisfaction of their Exchange Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 14.02.

(i) All exchanges for which the relevant Exchange Date occurs on or after April 15, 2028, and all exchanges occurring after the date of the Companies’ issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date or, if the Companies fail to pay the Redemption Price, such later date on which the Companies pay the Redemption Price, shall be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock). Except for any exchanges for which the relevant Exchange Date occurs on or after April 15, 2028, or after the date of the Companies’ issuance of a Notice of Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date or, if the Companies fail to pay the Redemption Price, such later date on which the Companies pay the Redemption Price, the Companies shall use the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock) for all exchanges with the same Exchange Date, but the Companies shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(ii) If the Companies elect a Settlement Method, the Companies shall deliver notice to Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such Settlement Method the Companies have selected in writing no later than the close of business on the Trading Day immediately following the related Exchange Date (or in the case of (x) any exchanges of Notes called for Redemption and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, in the related Notice of Redemption, or (y) any exchanges of Notes for which the relevant Exchange Date occurs on or after April 15, 2028, no later than April 15, 2028) (in each case, the “Settlement Method Election Deadline”). If the Companies

do not elect a Settlement Method in respect of any exchange on such Exchange Date (or during such period, as the case may be) prior to the relevant Settlement Method Election Deadline, the Companies shall no longer have the right to elect a Settlement Method and the Companies shall be deemed to have elected the Default Settlement Method with respect to such exchange. If the Companies timely elect Combination Settlement with respect to an exchange, but the Companies do not timely notify exchanging Holders of the Specified Dollar Amount per $1,000 principal amount of Notes to be exchanged, such Specified Dollar Amount shall be deemed to be $1,000 per $1,000 principal amount of Notes. For the avoidance of doubt, the Companies’ failure to timely elect a Settlement Method or specify, as applicable, a Specified Dollar Amount shall not constitute a Default.

By written notice to the Holders, the Trustee and the Exchange Agent (if other than the Trustee), the Companies may, from time to time, change the Default Settlement Method prior to April 15, 2028. By written notice to all Holders, the Companies may, prior to April 15, 2028, at their option, irrevocably elect to satisfy their Exchange Obligation with respect to the Notes through any Settlement Method that the Companies are then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount set forth in such notice of election. If the Companies change the Default Settlement Method or the Companies irrevocably elect to fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Companies shall, promptly after the date of such change or election, as the case may be, notify in writing Holders exchanging their Notes, the Trustee and the Exchange Agent (if other than the Trustee) of such Specified Dollar Amount in respect of the relevant exchange or exchanges no later than the relevant Settlement Method Election Deadline for such exchange or exchanges, or, if the Companies do not timely notify Holders of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the notice of such change or election or, if no specific amount was set forth in the notice of such change or election, such Specified Dollar Amount shall be $1,000 per $1,000 principal amount of Notes. A change in the Default Settlement Method or an irrevocable election shall apply for all exchanges of Notes with Exchange Dates occurring subsequent to delivery of such notice; provided that no such change or election shall affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Section 14.02. For the avoidance of doubt, such an irrevocable election of the Settlement Method, if made by the Companies, shall be effective without the need to amend this Indenture or the Notes, including pursuant to the provisions described in Section 10.01(k). However, the Companies may nonetheless choose to execute such an amendment at the Companies’ option. If the Companies change the Default Settlement Method or if the Companies irrevocably fix the Settlement Method pursuant to this paragraph, then, concurrently with providing notice to Holders of such change or election, HASI shall either post the Default Settlement Method or fixed Settlement Method, as the case may be, on its website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the Commission.

(iii) The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Companies in respect of any exchange of Notes (the “Settlement Amount”) shall be computed by the Companies as follows:

(A) if the Companies elect (or are deemed to have elected) to satisfy their Exchange Obligation in respect of such exchange by Physical Settlement, the Companies shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate on the Exchange Date (plus cash in lieu of any fractional shares of Common Stock deliverable upon exchange);

(B) if the Companies elect to satisfy their Exchange Obligation in respect of such exchange by Cash Settlement, the Companies shall pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 60 consecutive VWAP Trading Days during the related Observation Period; and

(C) if the Companies elect to satisfy their Exchange Obligation in respect of such exchange by Combination Settlement, the Companies shall pay or deliver, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 60 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional shares of Common Stock deliverable upon exchange).

If more than one Note shall be surrendered for exchange at any one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv) The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Companies promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional shares, the Companies shall notify the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) (i) To exchange a beneficial interest in a Global Note (which exchange is irrevocable), the holder of such beneficial interest must:

(A) comply with the Applicable Procedures for exchanging a beneficial interest in a Global Note;

(B) if required, pay all transfer or similar taxes or duties; and

(C) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(ii) To exchange a Certificated Note, the Holder must:

(A) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) and such Note to the Exchange Agent;

(B) if required, furnish appropriate endorsements and transfer documents;

(C) if required, pay all transfer or similar taxes or duties; and

(D) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g), if any.

The Trustee (and if different, the Exchange Agent) shall notify the Companies in writing of any exchange pursuant to this Article 14 on the Exchange Date for such exchange.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and exchange the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Companies have designated a Redemption Date pursuant to Section 16.02, a Holder that complies with the requirements for exchange set forth in this Section 14.02(b) shall be deemed to have delivered a notice of its election not to have its Notes so redeemed.

(c) A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.

Subject to the provisions of Section 14.03(b) and Section 14.07(a), the Companies shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Exchange Obligation on:

(i) the second Business Day immediately following the relevant Exchange Date, if the Companies elect (or are deemed to elect) Physical Settlement; provided that with respect to exchanges for which Physical Settlement is applicable and the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day); or

(ii) the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Companies elect Cash Settlement or Combination Settlement.

If any shares of Common Stock are due to exchanging Holders, the Companies shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Companies’ Exchange Obligation.

(d) In case any Certificated Note shall be surrendered for partial exchange, in an Authorized Denomination, the Companies shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in an Authorized Denomination in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Companies or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) If a Holder submits a Note for exchange, the Companies shall pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of any shares of Common Stock upon exchange of such Note, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee or the Exchange Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Companies shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(g) Upon exchange of a Note, the exchanging Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Companies’ payment or delivery, as the case may be, of the Settlement Amount upon exchange of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such exchange.

Notwithstanding the immediately preceding paragraph, if Notes are exchanged after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i) if the Notes are surrendered for exchange following the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Notes are subject to Redemption by the Companies on a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii) if the Companies have specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date as described in clause (ii) above and any Fundamental Change Repurchase Date as described in clause (iii) above shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged following such Regular Record Date.

(h) The Person in whose name any shares of Common Stock delivered upon exchange is registered shall become the holder of record of such shares of Common Stock as of the close of business on (i) the relevant Exchange Date if the Companies elect (or are deemed to elect) Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Companies elect Combination Settlement. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange; provided that (a) the exchanging Holder shall have the right to receive the Settlement Amount due upon exchange and (b) in the case of an exchange between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i) The Companies shall not deliver any fractional shares of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of any fractional shares of Common Stock deliverable upon exchange in an amount based on (i) the Daily VWAP on the relevant Exchange Date if the Companies elect (or are deemed to elect) Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Companies elect Combination Settlement. For each Note surrendered for exchange, if the Companies have elected Combination Settlement, the full number of shares of Common Stock that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional shares of Common Stock remaining after such computation shall be paid in cash.

(j) Upon surrender by a Holder of its Notes for exchange, the Companies may, at their election (an “Exchange Election”), direct the Exchange Agent in writing to surrender, on or prior to the scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Companies have elected (or are deemed to have elected) Physical Settlement, on or prior to the Business Day immediately following the relevant Exchange Date), such Notes to a financial institution designated by the Companies (the “Designated Financial Institution”) for third party exchange in lieu of exchange by the Companies. In order to accept any Notes surrendered to the Companies for exchange, the Designated Financial Institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or combination thereof due upon exchange, all as provided in Section 14.02(a) (the “Exchange Consideration”). By the close of business on the scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Companies have elected (or are deemed to have elected) Physical Settlement, by the close of business on the Business Day immediately following the relevant Exchange Date), the Companies shall notify the Holder surrendering Notes for exchange and the Trustee in writing that the Companies have directed the Designated Financial Institution to make a third party exchange in lieu of an exchange by the Companies.

If the Designated Financial Institution accepts any Notes as described above, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon exchange to such Holder on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Companies have elected (or are deemed to have elected) Physical Settlement, on the second Business Day immediately following the relevant Exchange Date). Any Notes exchanged by the Designated Financial Institution shall remain outstanding. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such Designated Financial Institution does not accept the Notes for exchange, the Companies shall exchange the Notes and pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon exchange on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Companies have elected (or are deemed to have elected) Physical Settlement, on the second Business Day immediately following the relevant Exchange Date) as described in Section 14.02.

The Companies’ designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes (unless such Designated Financial Institution has separately made an agreement with the Companies). The Companies may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

Section 14.03. Increase in Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Companies shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Exchange Date occurs during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or in the case of (i) a Make-Whole Fundamental Change that would have been a Fundamental Change but for the exclusion in section (x)(i) of clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Companies shall, at their option, satisfy their Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 (after giving effect to any increase in the Exchange Rate required by this Section 14.03); provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to (i) the Exchange Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price. In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the second Business Day following the Exchange Date. The Companies shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change and HASI will issue a press release announcing such Effective Date and publish the information on its website or through such other public medium as HASI may use at that time no later than five Business Days after such Effective Date (the “Make-Whole Fundamental Change Company Notice”).

(c) The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Hannon Armstrong Common Stock Price
Effective Date	$21.71	$24.00	$27.14	$31.00	$35.28	$40.00	$45.00	$50.00	$55.00	$65.00	$75.00
August 11, 2023	9.2123	7.1858	5.1466	3.4319	2.1845	1.3063	0.7280	0.3768	0.1725	0.0205	0.0000
August 15, 2024	9.2123	7.1858	5.1466	3.4319	2.1845	1.3063	0.7280	0.3768	0.1725	0.0205	0.0000
August 15, 2025	9.2123	7.1858	5.1466	3.4319	2.1845	1.2288	0.6389	0.3078	0.1315	0.0142	0.0000
August 15, 2026	9.2123	7.1858	5.1466	3.1665	1.7642	0.8898	0.3989	0.1574	0.0524	0.0018	0.0000
August 15, 2027	9.2123	7.1088	4.2377	2.1652	0.9725	0.3638	0.1084	0.0274	0.0042	0.0000	0.0000
August 15, 2028	9.2123	4.8173	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and/or Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;

(ii) if the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Exchange Rate shall not be increased pursuant to this provision; and

(iii) if the Stock Price is less than $21.71 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Exchange Rate shall not be increased pursuant to this provision.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 46.0617 shares of Common Stock, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Companies if any of the following events occurs, except that the Companies shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the outstanding Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to (i) the Exchange Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If HASI exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of Common Stock, or if HASI effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date HASI’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If HASI issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance pursuant to a stockholder’s rights agreement or rights plan) entitling them, for a period of not more than 45 calendar days after the record date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	(OS0+X)
(OS0+Y)

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock deliverable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Exchange Rate shall be decreased, effective as of the date HASI’s Board of Directors determines not to issue such rights, options or warrants, to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than such average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by HASI for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by HASI’s Board of Directors.

(c) If HASI distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions, rights, options or warrants (including share splits) as to which an adjustment was effected (or would be effected, without regard to Section 14.04(g)) described in Section 14.04(a) or Section 14.04(b);

(ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply;

(iii) except in the case of a Separation Event, any dividend or distribution pursuant to a stockholder’s rights agreement or rights plan (as described in this Section 14.04(c));

(iv) any dividends and distributions in connection with a Specified Corporate Event described under Section 14.07; and

(v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of HASI, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	SP0
(SP0 - FMV)

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by HASI’s Board of Directors) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased, effective as of the date HASI’s Board of Directors determines not to pay or make such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the outstanding Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock or Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of HASI, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	(FMV0 + MP0)
MP0

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the outstanding Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period.

Any adjustment to the Exchange Rate under the preceding paragraph shall be made immediately after the close of business on the last Trading Day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. For purposes of determining the applicable Exchange Rate, in respect of any Exchange during the 10 Trading Days after, and including, the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 14.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Exchange Date.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by HASI to all holders of the Common Stock entitling them to subscribe for or purchase shares of HASI’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made:

(A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Companies (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the outstanding Common Stock, other than a regular quarterly cash dividend that does not exceed $0.395 per share (the “Initial Dividend Threshold”), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	SP0 – T
SP0 – C

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C	=	the amount in cash per share HASI distributes to all or substantially all holders of the outstanding Common Stock.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Exchange Rate under this Section 14.04(d).

Any adjustment made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date HASI’s Board of Directors determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the outstanding Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If HASI or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	(AC + (SP1 x OS1))
(OS0 x SP1)

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by HASI’s Board of Directors) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any adjustment to the Exchange Rate under this Section 14.04(e) shall be made at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Trading Day next succeeding the Expiration Date. For purposes of determining the applicable Exchange Rate, in respect of any Exchange during the 10 Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date, references within this Section 14.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the relevant Exchange Date.

In the event that HASI or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but HASI or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Exchange Date as described under Section 14.02(h) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) All calculations and other determinations under this Article 14 shall be made by the Companies and all adjustments to the Exchange Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. In no event will the Exchange Rate be adjusted such that the Exchange Price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Article 14 to the contrary, the Companies shall not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 1% to the Exchange Rate. However, the Companies shall carry forward any adjustment that is less than 1% of the Exchange Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the Issue Date, (ii) in the case of any Note to which Physical Settlement applies, upon the Exchange Date, (iii) in the case of any Note to which Cash Settlement or Combination Settlement applies, on each VWAP Trading Day of the applicable Observation Period, (iv) on the date of a Notice of Redemption and (v) on the Effective date of any Fundamental Change or Make-Whole Fundamental Change.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange or any other securities exchange or market on which the Common Stock is then listed, the Companies from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if HASI’s Board of Directors determines that such increase would be in the Companies’ and/or HASI’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange or any other securities exchange or market on which the Common Stock is then listed, the Companies may also (but are not required to) increase the Exchange Rate to avoid or diminish any income tax to the holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Companies shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i) Except as stated herein, the Companies shall not adjust the Exchange Rate for the issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on HASI’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by HASI or any of its Subsidiaries (including the Companies);

(iii) upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a repurchase program approved by HASI’s Board of Directors;

(v) solely for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) [Reserved]

(k) Whenever the Exchange Rate is adjusted as herein provided, the Companies shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Companies shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) [Reserved]

(m) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of HASI, so long as HASI does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of HASI, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Companies to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Notice of Redemption), the Companies shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts or Stock Prices are to be calculated.

Section 14.06. Shares To Be Fully Reserved. HASI shall have reserved and provide, free from preemptive rights, out of its authorized but unissued shares, the maximum number of shares of Common Stock exchangeable under the Notes (including the maximum number of Additional Shares that could be included in the Exchange Rate for an exchange in connection with a Make-Whole Fundamental Change or a Notice of Redemption).

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to 14.04(a));

(ii) any consolidation, merger or other combination involving HASI; or

(iii) any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of HASI and its Subsidiaries (including the Companies), taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the outstanding Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Companies and HASI, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, which supplemental indenture shall not require the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to exchange each $1,000 principal amount of Notes for shares of Common Stock will be changed into a right to exchange such principal amount of Notes for the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event:

(A) the Companies shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02; and

(B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that would have been deliverable upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all exchanges that occur after the effective date of such Specified Corporate Event (x) the consideration due upon exchange of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Companies shall satisfy the Exchange Obligation by paying such cash to the exchanging Holder on the second Business Day immediately following the Exchange Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Companies shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than HASI or the Companies or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Companies to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Directors of HASI shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Companies shall execute a supplemental indenture pursuant to Section 14.07(a), the Companies shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Companies shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) If the Notes become exchangeable for Reference Property, the Companies shall notify the Trustee in writing and HASI shall issue a press release containing the relevant information and publish the information on its website or through such other public medium as it may use at that time.

(d) The Companies and HASI shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e) In connection with any adjustment to the Exchange Rate described in this Section 14.07, the Companies shall also adjust the Initial Dividend Threshold based on the number of shares of common stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property. If the Reference Property is composed solely of non-stock consideration, the Initial Dividend Threshold shall be zero.

(f) The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08. Certain Covenants.

(a) HASI covenants that all shares of Common Stock delivered upon exchange of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of HASI and free from all taxes, liens, charges and adverse claims as the result of any action by HASI.

(b) [Reserved]

(c) The Companies and HASI shall comply with all applicable U.S. federal and state securities laws regulating the offer and delivery of shares of Common Stock upon exchange of the Notes, including that if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any U.S. federal or state law before such shares of Common Stock may be validly issued upon exchange, HASI shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d) The Companies and HASI further covenant that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, HASI shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock deliverable upon exchange of the Notes.

Section 14.09. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Companies to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Companies contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Companies shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Companies have delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Companies agree to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Exchange Agent under this Article 14 shall be in writing.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) Specified Corporate Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11; or

(b) voluntary or involuntary dissolution, liquidation or winding-up of HASI or the Companies;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Companies shall cause to be furnished to the Trustee and the Exchange Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the date on which such Specified Corporate Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, neither of the Companies nor HASI has knowledge of such event or the adjusted Exchange Rate cannot be calculated, the Companies shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Companies, HASI or one of HASI’s Subsidiaries, Specified Corporate Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11. Stockholder Rights Plans. If HASI has a stockholder’s rights agreement or rights plan in effect upon exchange of the Notes, Holders that exchange their Notes shall receive, in addition to any shares of Common Stock received in connection with such exchange, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the shares of Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder’s rights agreement or rights plan (a “Separation Event”), the Exchange Rate shall be adjusted at the time of separation (and not at the time of issuance of the rights) as if HASI distributed to all or substantially all holders of the Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Companies to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Companies that is not less than 20 or more than 35 calendar days following the date of the Fundamental Change Company Notice (subject to extension if required to comply with law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Companies shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b) Repurchase of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A) in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be a minimum of $1,000 or an integral multiple of $1,000 in excess thereof; and

(C) that the Notes are to be repurchased by the Companies pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Companies of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th day after the occurrence of a Fundamental Change, the Companies shall provide to all Holders, the Trustee, the Exchange Agent and the Paying Agent (in each case, if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Certificated Notes, such notice shall be by first class mail, or in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the Effective Date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent;

(vii) the Exchange Rate and any adjustments to the Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(ix) the procedures that Holders must follow to require the Companies to repurchase their Notes; and

(x) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

Simultaneously with providing such Fundamental Change Company Notice, the Companies or HASI shall issue a press release containing the information in such Fundamental Change Company Notice and publish the information on its website or through such other public medium as HASI may use at that time.

At the Companies’ written request, the Trustee shall give such notice in the Companies’ and HASI’s names and at the Companies’ expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Companies and/or HASI. In such a case, the Companies shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Companies and/or HASI to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Companies on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Companies in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Companies in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding the foregoing, the Companies shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change:

(i) if a third party makes such an offer in the same manner, at same time and otherwise in compliance with the requirements for an offer made by the Companies pursuant to this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Companies on the Fundamental Change Repurchase Date; or

(ii) pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) that also results in a Fundamental Change pursuant to clause (b)), if (A) such Fundamental Change results in the Notes becoming exchangeable (pursuant to the provisions described in Section 14.07) into an amount of cash in U.S. dollars per Note that is greater than (x) the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date), plus (y) to the extent that the 35th Trading Day immediately following the Effective Date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest payable per Note on such Interest Payment Date, and (B) the Companies provide timely notice of the Holders’ right to exchange their Notes based on such Fundamental Change as described in Section 14.01(b)(iii) (the requirements set forth in clauses (A) and (B) of this Section 15.02(e)(ii), the “Adequate Cash Exchange Provisions”).

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in an Authorized Denomination,

(b) if Certificated Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Companies shall deposit with the Trustee (or other Paying Agent appointed by the Companies, or if the Companies are acting as their own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price; provided, that to the extent such deposit is received by the Paying Agent, if other than the Companies, after 10:00 a.m., New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Companies), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Companies) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee or the Paying Agent (as applicable) shall, promptly after such payment and upon written demand by the Companies, return to the Companies any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Companies) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and not validly withdrawn:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on the Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii) all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Companies shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the portion of the Note surrendered that is not to be repurchased, without payment of any service charge.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Companies will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws applicable to the Companies in connection with any offer by the Companies to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15, subject to extension if required to comply with law.

ARTICLE 16

REDEMPTION

Section 16.01. Right of the Companies to Redeem the Notes. The Notes shall not be redeemable by the Companies prior to the Maturity Date, except as described in this Article 16, and no sinking fund is provided for the Notes.

(a) Subject to the terms of this Article 16, the Companies may redeem all, or any portion in an Authorized Denomination, of the Notes, for cash equal to the Redemption Price, at any time and from time to time, if the Board of Directors of HASI determines that such redemption is reasonably necessary to preserve HASI’s qualification as a REIT; provided that no Notice of Redemption may be given pursuant to this Section 16.01(a) on or after the first day of the first taxable year for which HASI ceases to be treated as a REIT. The Companies may not otherwise redeem the Notes at any time before August 20, 2026.

(b) Subject to the terms of this Article 16, the Companies have the right, at their election, to redeem all, or any portion in an Authorized Denomination, of the Notes, for cash equal to the Redemption Price, at any time and from time to time, on a Redemption Date on or after August 20, 2026 and prior to the 62nd Scheduled Trading Day immediately preceding the Maturity Date, if the Last Reported Sale Price per share of the Common Stock has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.

(c) If the applicable Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Companies will pay, on or prior to such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder as of the close of business of such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the Redemption Price shall be equal to 100% of the principal amount of Notes to be redeemed.

Section 16.02. Notice of Redemption.

(a) To call any Notes for Redemption pursuant to Section 16.01, the Companies shall fix a date for Redemption (a “Redemption Date”) and the Companies shall or, at their written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee shall, in the name of and at the written request and expense of the Companies, send or cause to be sent a notice of such Redemption (a “Notice of Redemption”) not less than 70 nor more than 90 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Companies shall give a Notice of Redemption, they shall also give a written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). The Companies shall issue a press release through such national newswire service as the Companies then use containing the information set forth in the Notice of Redemption. A Redemption Date must be a Business Day of the Companies’ choosing that is no more than ninety (90), nor less than seventy (70), Scheduled Trading Days after the Redemption Notice Date.

(b) A Notice of Redemption, if delivered in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to deliver such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for Redemption shall not affect the validity of the proceedings for the Redemption of any other Note.

(c) Each Notice of Redemption shall specify:

(i) that the Notes have been called for Redemption, briefly describing the Companies’ Redemption rights under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and the amount, manner and timing of any interest payment payable pursuant to Section 16.01(c));

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued;

(vi) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Certificated Notes) or the Applicable Procedures must be complied with (in the case of beneficial interests in Global Notes) for the Holder thereof to be entitled to receive the Redemption Price;

(vii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that, unless the Companies default in the payment of the Redemption Price, the interest thereon, if any, shall cease to accrue on and after the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest payable pursuant to Section 16.01(c));

(viii) that Holders may surrender their Notes called for Redemption for exchange at any time from the date of the Notice of Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Companies fail to pay the Redemption Price, such later date on which the Companies pay or duly provide for the Redemption Price, and the number of Additional Shares (if any) by which the Exchange Rate shall be increased for conversions in connection with the Notice of Redemption pursuant to Section 16.06;

(ix) the procedures an exchanging Holder must follow to exchange its Notes called for Redemption and, if the Companies choose to elect a Settlement Method for any such exchanges, the relevant Settlement Method;

(x) the Exchange Rate and, if applicable, the number of shares of Common Stock added to the Exchange Rate in accordance with Section 16.06; and

(xi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Notice of Redemption shall be irrevocable. In the case of a Redemption, a Holder may exchange any or all of its Notes called for Redemption at any time from the date of the Notice of Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Companies fall to pay the Redemption Price, such later date on which the Companies pay or duly provide for the Redemption Price.

Section 16.03. Payment of Notes Called for Redemption.

(a) If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the applicable Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Companies at the applicable Redemption Price.

(b) Prior to 10:00 a.m., New York City time, on any Redemption Date, the Companies shall deposit with the Trustee (or other Paying Agent appointed by the Companies, or if the Companies are acting as their own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Companies) shall, promptly after such payment and upon written demand by the Companies, return to the Companies any funds in excess of the Redemption Price.

Section 16.04. Selection, Exchange and Transfer of Notes to be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(a) the Notes to be redeemed will be selected by the Trustee as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Certificated Notes, by lot or pro rata; and

(b) if only a portion of a Note is subject to Redemption and such Note is exchanged in part, then the exchanged portion of such Note will be deemed to be from the portion of such Note that was subject to the Redemption.

In the event of any Redemption, the Companies shall not be required to register the transfer of or exchange any Notes so selected for Redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 16.05. Restrictions on Redemption. Notwithstanding anything to the contrary in this Article 16, (i) the Companies may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (or, if the Companies fail to pay the Redemption Price, such later date on which the Companies pay the Redemption Price) (except in the case of an acceleration resulting from a Default by the Companies in the payment of the Redemption Price with respect to such Notes), and (ii) the Companies may not, and shall not, send a Notice of Redemption so long as a Registration Default exists and is continuing.

Section 16.06. Increased Exchange Rate Applicable to Certain Notes Called for Redemption Surrendered for Exchange in Connection with a Redemption.

(a) If a Holder elects to exchange its Notes in connection with a Notice of Redemption pursuant to Section 14.01(b)(v) and this Article 16, the Exchange Rate will be increased by a number of Additional Shares as described in this Section 16.06. An exchange of Notes shall be deemed to be “in connection with” a Notice of Redemption if the relevant Exchange Date occurs during the period from the open of business on the Redemption Notice Date to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Companies fail to pay the Redemption Price, such later date on which the Companies pay or duly provide for the Redemption Price.

(b) The number of Additional Shares, if any, by which the Exchange Rate shall be increased pursuant to this Section 16.06 if a Holder elects to exchange its Notes in connection with a Notice of Redemption shall be determined by reference to the table set forth in Section 14.03(e) based on the Redemption Notice Date and the Redemption Reference Price, but determined for purposes of this Section 16.06 as if (i) the Holder had elected to exchange its Notes in connection with a Make-Whole Fundamental Change, (ii) the Redemption Notice Date were the Effective Date of the relevant Make-Whole Fundamental Change and (iii) the Redemption Reference Price were the Stock Price in respect of such Make-Whole Fundamental Change.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on the Companies’ and the Guarantors’ Successors. All the covenants, stipulations, promises and agreements of each of the Companies and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of a Company or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of such Company or such Guarantor, as the case may be.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on any Company or any Guarantor shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by any Company or any Guarantor to the Trustee) c/o Hannon Armstrong Sustainable Infrastructure Capital, Inc., One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: Office of the General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office. Any notice to the Trustee by electronic mail shall be deemed to have been sufficiently given or made, for all purposes, if sent to michael.tate@usbank.com, or such other email address that the Trustee may from time to time designate in writing to the Companies and the Holders, absent receipt of a failure to deliver notice or, in the case of Global Notes, to the extent otherwise given in accordance with the Applicable Procedures.

The Trustee, by notice to the Companies, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register (or sent electronically in PDF format to the e-mail address of such Holder, if any, specified in the Note Register) and shall be sufficiently given to it if so mailed (or sent, in the case of an electronic transmission) within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail (or electronically in PDF format), then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf. facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit communications, instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 17.04. Governing Law. THIS INDENTURE, EACH NOTE AND EACH GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE AND EACH GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05. Intentionally Omitted.

Section 17.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by any Company to the Trustee to take any action under any of the provisions of this Indenture, the Companies shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Companies in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (i) a statement that the Person making such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Companies hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07. Legal Holidays. If any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Custodian, any Bid Solicitation Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Companies. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Companies. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Companies and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Companies agree to pay to the authenticating agent from time to time reasonable compensation for its services although the Companies may terminate the authenticating agent, if they determine such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 17.14. Waiver of Jury Trial; Submission of Jurisdiction. EACH OF THE COMPANIES, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANIES AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 17.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16. Calculations. Except as otherwise provided herein, the Companies shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices per share of Common Stock, the Redemption Price, the Redemption Reference Price, the Fundamental Change Repurchase Price, the Exchange Price, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes (including Additional Interest and Registration Default Additional Interest) and the Exchange Rate of the Notes. The Companies shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes, the Trustee and the Exchange Agent. The Companies shall provide a schedule of their calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification (and neither the Trustee nor the Exchange Agent shall have any responsibility for such calculations). The Trustee will forward the Companies’ calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Companies. In no event shall the Trustee or the Exchange Agent be charged with knowledge of or have any duty to monitor Stock Price or Observation Period. Neither the Trustee nor the Exchange Agent shall have any liability or responsibility for calculations, information relating to any calculation or determinations of amounts (other than as expressly provided with respect to its role as Bid Solicitation Agent), determining whether events requiring or permitting exchanges have occurred, determining whether any adjustment is required to be made with respect to exchange rights and, if so, how much, or for the delivery of shares of Common Stock.

Section 17.17. U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, pursuant to Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and up-date certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its re-quest from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the Applicable Law.

Section 17.18. Tax Withholding. Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

IN WITNESS WHEREOF, the parties to this Indenture have caused it to be duly executed as of the day and year first above written.

HAT HOLDINGS I LLC, as Company

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HAT HOLDINGS II LLC, as Company

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., as
Guarantor

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Chief Financial Officer and Executive Vice President

HANNON ARMSTRONG SUSTAINABLE
INFRASTRUCTURE, L.P., as Guarantor

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Chief Financial Officer and Executive Vice President

HANNON ARMSTRONG CAPITAL, LLC, as Guarantor

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Chief Financial Officer and Executive Vice President

[Signature page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Glen A. Fougere
Name: Glen A. Fougere
Title: Vice President

[Signature page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANIES OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY:

[THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., AND

(2) AGREES FOR THE BENEFIT OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (THE “COMPANY”), HAT HOLDINGS I LLC AND HAT HOLDINGS II LLC (COLLECTIVELY, “HAT HOLDINGS”) THAT IT WILL NOT (X) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR (Y) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER ANY COMMON STOCK DELIVERABLE UPON ANY EXCHANGE OF THIS SECURITY OR ANY BENEFICIAL INTEREST THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (I) ONE YEAR AFTER THE DATE ON WHICH SUCH EXCHANGE OCCURS, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EACH CASE, EXCEPT:

Exhibit A-1

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (INCLUDING HAT HOLDINGS), OR

(B) IN THE CASE OF THE COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY, PURSUANT TO, AND IN ACCORDANCE WITH, AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THE COMMON STOCK DELIVERABLE UPON EXCHANGE OF THIS SECURITY, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF THE COMPANY, OR

(D) IN THE CASE OF THE COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY, PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, HAT HOLDINGS AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR HAT HOLDINGS AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR HAT HOLDINGS DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]

Exhibit A-2

HAT HOLDINGS I LLC

HAT HOLDINGS II LLC

3.750% Green Exchangeable Senior Unsecured Notes due 2028

No. A-[ ]	[Initially][1] $[ ]

CUSIP No. [______]

HAT Holdings I LLC and HAT Holdings II LLC, each a Maryland limited liability company (the “Companies,” which term includes any corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby jointly and severally promise to pay to [CEDE & CO.]2 [__________]3, or registered assigns, the principal amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[    ]]5 or such other amount as reflected on the books and records of the Trustee and the Depositary, on August 15, 2028 and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.750% per year from August 11, 2023 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until August 15, 2028, unless earlier exchanged, redeemed or repurchased. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2024, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Companies, at their election in accordance with Section 2.03(c) of the Indenture.

The Companies shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Companies shall pay the principal of any Notes (other than Notes that are

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a certificated note.
[4]	Include if a global note.
[5]	Include if a certificated note.

Exhibit A-3

Global Notes) upon presentation thereof at the office or agency designated by the Companies for that purpose. The Companies have initially designated the Trustee as their Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office located in the continental United States as a place where Notes may be presented for payment or for registration of transfer and exchange.

Upon exchange of any Note, the Companies agree jointly and severally to, at their election, pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-4

IN WITNESS WHEREOF, the Companies have caused this Note to be duly executed.

HAT HOLDINGS I LLC

By:
Name:
Title:

HAT HOLDINGS I LLC

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee,

certifies that this is one of the Notes described

in the within-named Indenture.

By:
Authorized Signatory

Exhibit A-5

[FORM OF REVERSE OF NOTE]

HAT HOLDINGS I LLC

HAT HOLDINGS II LLC

3.750% Green Exchangeable Senior Unsecured Notes due 2028

This Note is one of a duly authorized issue of Notes of the Companies, designated as its 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Notes”), initially limited to the aggregate principal amount of $402,500,000 all issued under and pursuant to an Indenture dated as of August 11, 2023 (the “Indenture”), among the Companies, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Exchange Agent, the Companies and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted by the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to HASI or any of the Companies shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Companies will make all payments and deliveries in respect of the Redemption Price on a Redemption Date and the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Companies will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon exchange of any Note, the Companies shall, at their election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

The Indenture contains provisions permitting the Companies, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Exhibit A-6

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of or the consideration due upon exchange for, as the case may be, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Companies referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other Authorized Denominations, without payment of any service charge but, if required by the Companies or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Companies at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Companies to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of August 11, 2023, among the Companies, HASI and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as the representatives of the Initial Purchasers, as amended from time to time in accordance with its terms.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-8

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

HAT HOLDINGS I LLC

HAT HOLDINGS II LLC

3.750% Exchangeable Senior Unsecured Note due 2028

The initial principal amount of this Global Note is ___________ DOLLARS ($[______]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

Exhibit A-9

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	HAT HOLDINGS I LLC

HAT HOLDINGS II LLC

U.S. Bank Trust Company, National Association, as Exchange Agent

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Companies’ election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock deliverable upon such exchange, together with any cash payable for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

In the case of Certificated Notes, the certificate numbers of the Notes to be exchanged are as set forth below: __________________________

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

Exhibit A-10

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares of Common Stock are to

be delivered, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares of Common Stock if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Exhibit A-11

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	HAT HOLDINGS I LLC

HAT HOLDINGS II LLC

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from HAT Holdings I LLC and HAT Holdings II LLC (the “Companies”) as to the occurrence of a Fundamental Change with respect to the Companies and specifying the Fundamental Change Repurchase Date and requests and instructs the Companies to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

Dated:_____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-12

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Companies, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐ To Hannon Armstrong Sustainable Infrastructure Capital, Inc. or a Subsidiary thereof (including HAT Holdings I LLC and HAT Holdings II LLC.); or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended.

Exhibit A-13

Dated: ________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-14

EXHIBIT B

[Form of Supplemental Indenture]

This SUPPLEMENTAL INDENTURE, dated as of ___________ __, ____ is among HAT Holdings I LLC and HAT Holdings II LLC (the “Companies”), each a Maryland limited liability company, each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Companies, the Guarantors and the Trustee entered into an Indenture, dated as of August 11, 2023 (the “Indenture”), pursuant to which the Companies have issued $402,500,000 in aggregate principal amount of 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Notes”); and

WHEREAS, Section 10.01(c) of the Indenture provides that the Companies, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors with respect to the Notes, without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Companies, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Companies, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Companies, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Companies, the Guarantors and the Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below shall be Guarantors with respect to the Notes on terms contemplated by and subject to the provisions of Article 13 of the Indenture.

Exhibit B-1

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Companies and the Guarantors, and the Trustee makes no representation with respect to any such matters. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. For the avoidance of doubt, each Company, each Guarantor and each Holder, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, indemnities, immunities and benefits afforded to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Companies and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[NEXT PAGE IS SIGNATURE PAGE]

Exhibit B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANIES:
HAT HOLDINGS I LLC

By:
Name:
Title:

HAT HOLDINGS I LLC

By:
Name:
Title:

GUARANTORS:
HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:
Name:
Title:

HANNON ARMSTRONG SUSTAINABLE
INFRASTRUCTURE, L.P.

By:
Name:
Title:

HANNON ARMSTRONG CAPITAL, LLC

By:
Name:
Title:

Exhibit B-3

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By

Exhibit B-4